Exhibit 10.1

TRANSITION AND CONSULTING AGREEMENT

This Transition and Consulting Agreement (this “Agreement”), dated as of August 10, 2023 but effective as of the Effective Date (as defined in Section 11 below), is entered into by and between Flowers Bakeries, LLC, a Georgia limited liability company (the “Company”), and Keith Wheeler (“Executive”). This Agreement must be returned to Cindy Cox, Chief Human Resources Officer, Flowers Bakeries, LLC, 1919 Flowers Circle, Thomasville, GA 31792, within 21 calendar days after it is provided to Executive; otherwise, this offer is withdrawn. Depositing the signed Agreement in the mail within this 21-day calendar day period is sufficient to meet this requirement. This Agreement may be revoked by Executive within seven calendar days after it was signed by filing a written revocation notice with Cindy Cox at the above address.

RECITALS

WHEREAS, Executive is currently employed by the Company as Chief Sales Officer; WHEREAS, Executive desires to retire from employment with the Company;

WHEREAS, the Company desires to retain Executive following his retirement to provide certain consulting services to the Company, and Executive desires to provide such consulting services to the Company, all subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of (a) the mutual covenants and agreements set forth in this Agreement, and (b) other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Status of Employment. Executive will cease serving as Chief Sales Officer of the Company, effective August 31, 2023 (the “Transition Date”), but will remain an employee of the Company and serve as a senior advisor to the Chief Executive Officer (the “CEO”) of Flowers Foods, Inc. (“Flowers”) until Executive’s termination of employment with the Company and its affiliates effective December 31, 2023 or such earlier date as determined by Executive or the Company hereunder (the “Separation Date,” and the period commencing on the Transition Date and ending on the Separation Date, the “Transition Period”). As of the Transition Date, Executive will terminate from all positions Executive holds as an officer or director of the Company and the Company’s subsidiaries and affiliates and promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize Executive’s termination from all such positions with the Company and its subsidiaries and affiliates. Executive shall render services as may be requested by the CEO through the Separation Date and thereafter during the Consulting Term (as defined herein) from such location or locations as he determines in his sole discretion unless otherwise mutually agreed in writing.

2. Compensation During Transition Period. Notwithstanding Executive’s change in position on the Transition Date, during the Transition Period, Executive will continue to be eligible for the same compensation and benefits to which he would have been eligible as Chief Sales Officer of the Company, including a base salary at the rate in effect for Executive on the date hereof. For the avoidance of doubt, notwithstanding Executive’s termination of employment effective as of the Separation Date, Executive will be eligible to receive any payout earned with respect to 2023 under the annual cash incentive program in which Executive currently participates based on actual

NAI-201961440v3

performance for the full performance period, subject to and in accordance with the terms of the applicable annual incentive program (the “Annual Incentive Payment”).

3. Termination of Employment.

(a)
Executive agrees that he will forfeit all rights to unpaid compensation under this Agreement (other than earned and unpaid base salary and accrued and vested benefits, including but not limited to any benefits under any equity-based compensation and/or retirement plans of the Company), and no consulting services will be provided by Executive under this Agreement, if Executive’s employment with the Company is terminated prior to the end of the Transition Period by the Company for Cause or voluntarily by Executive. If Executive’s employment is terminated by the Company other than due to Cause, or if Executive dies or becomes Disabled before the end of the Transition Period, Executive will be released from any obligation to provide consulting services and will be entitled to the following benefits:
(i)
No later than 30 days following the termination of employment, the Company will pay Executive a lump sum amount in cash equal to the base salary that would have been received by Executive for the remainder of the Transition Period (to the extent unpaid); and
(ii)
The Company will pay Executive the Annual Incentive Payment (to the extent earned) in accordance with the terms of the applicable annual incentive program and at the time it pays out 2023 annual incentive program awards to senior executives generally.
(b)
For purposes of this Agreement, “Cause” means: (i) any willful or negligent material violation of any applicable securities laws (including the Sarbanes-Oxley Act of 2002); (ii) any act of fraud, intentional misrepresentation, embezzlement, dishonesty, misappropriation or conversion of any asset or business opportunity of the Company or its affiliates; (iii) conviction of, or entering into a plea of nolo contendere to, a felony; (iv) an intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after the Company has given notice to Executive that Executive has materially violated a Company policy or procedure; (v) any breach of a written covenant or agreement with the Company (including Executive’s covenants and agreements set forth in this Agreement), which is material and which is not cured (if capable of cure) within 30 days after written notice thereof from the Company to the Executive; (vi) abuse of alcohol or drugs; or (vii) failure to reasonably cooperate in a governmental or Flowers Board of Directors investigation.
(c)
For purposes of this Agreement, “Disability” shall have the meaning ascribed to such term in the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan (as amended and restated effective May 25, 2023).

4. Engagement as an Independent Consultant.

(a)
Release Requirement. The consulting arrangement described in this Section 4 is subject to Executive (i) signing, no earlier than the Separation Date and no later than the deadline set forth therein (which will be no later than 45 days after the Separation Date), a second general release of claims in a form satisfactory to the Company and the terms of which are generally consistent with those of the release set forth in Section 7 of this Agreement (the “Second Release”), and (ii) not revoking the Second Release during the seven-day revocation period set forth therein. Executive understands that no payments will be made pursuant to Section 4(c) until after both: (x) Executive has signed the Second Release; and (y) the time for revocation of the Second Release has expired without Executive’s revocation of the Second Release.
(b)
Term and Duties. During the period commencing on the day immediately after the Separation Date and ending on December 28, 2024 (the “Consulting Term”), the Company hereby agrees to retain Executive on a non-exclusive basis with respect to the business of the Company and its subsidiaries for the purpose of providing professional consulting services and advice (the “Consulting Arrangement”). Executive hereby accepts such position upon the terms and the conditions set forth herein, and shall perform such duties as may be mutually agreed upon by the CEO of Flowers and Executive. The Company may request consulting services from Executive during the Consulting Term not to exceed 40 hours per month. The Consulting Arrangement may be terminated by either party in writing upon 30 days’ written notice to the other party. The Consulting Arrangement will terminate automatically on the death of Executive.
(c)
Compensation. In consideration of Executive’s performance of the consulting services, during the Consulting Term, the Company will pay a consulting fee at a rate of $250,000 per year in monthly installments in arrears. The Company’s obligations under this Section 4(c) shall cease upon any termination of the Consulting Arrangement, except that any fees that have been earned but are unpaid as of the termination date shall be paid within 30 days of the termination date.
(d)
Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable expenses incurred by Executive in the performance of Executive’s duties under the Consulting Arrangement. Such reimbursement payments will be made upon receipt of the appropriate documentation by the Company. Executive shall not be obligated to make any advance to or for the account of the Company, nor shall Executive be obligated to incur any expense for the account of the Company without assurance that the necessary funds for the discharge of such expense will be provided. Notwithstanding the foregoing, all significant expenses to be incurred by Executive in connection with this Agreement shall require the prior approval of the CEO of Flowers. If any reimbursements or in-kind benefits provided by the Company pursuant to this Agreement would constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, such reimbursements or in- kind benefits will be subject to the following rules: (i) the amounts to be reimbursed, or the in- kind benefits to be provided, will be determined pursuant to the terms of the applicable benefit plan, policy or agreement and will be limited to Executive’s lifetime and the lifetime of Executive’s eligible dependents; (ii) the amount eligible for reimbursement, or the in-kind benefits provided, during any calendar year may not affect the expenses eligible for reimbursement, or the in-kind benefits provided, in any other calendar year; (iii) any reimbursement of an eligible expense will be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iv) Executive’s right to an in-kind benefit or reimbursement is not subject to liquidation or exchange for cash or another benefit.

5. Independent Contractor.

(a)
During the Consulting Term, Executive will at all times be and remain an independent contractor. Executive shall be free to exercise Executive’s own judgment as to the manner and method of providing the consulting services to the Company, subject to applicable laws and requirements reasonably imposed by the Company. Executive acknowledges and agrees that, during the term of this Agreement, Executive will not be treated as an employee of the Company or any of its affiliates for purposes of federal, state, local or foreign income tax withholding or social security regime, nor unless otherwise specifically provided by law, for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act or any Workers’ Compensation law of any state or country and for purposes of benefits provided to employees of the Company or any of its affiliates under any employee benefit plan. Executive acknowledges and agrees that as an independent contractor, Executive will be required, during the Consulting Term, to pay any applicable taxes and social security contributions on the fees paid to Executive. Executive shall indemnify, hold harmless and defend the Company for all tax, social security contributions and other liabilities (including, without limitation, reasonable fees and expenses of attorneys and other professionals) arising out of or relating to Executive’s failure to report and pay all income taxes or other taxes due and/or social security contributions on taxable amounts paid to or on behalf of Executive by the Company.
(b)
Executive shall solely be responsible for, and the Company shall not be liable in connection with, (i) any and all acts or omissions of Executive’s agents, employees or representatives, including, without limitation, acts or omissions that result in non-compliance with employment laws; (ii) any and all business licenses, insurance, costs and expenses in connection with Executive’s office or place of business, sales tax reports, taxes and other fees, if any, as may be required (unless Executive bills sales tax); and (iii) any and all payroll, commissions, wages, withholding, social security, workers’ compensation and other employment-related taxes, fees, compensation and insurance with respect to such agents, employees or representatives. Executive shall be responsible for and shall, and hereby does, indemnify and hold the Company harmless from all damages, claims, losses, liabilities, costs and expenses incurred by Executive or the Company on account of any act or omission of Executive or any of his agents, employees or representatives, or any of the matters set forth in this Section 5.

6. Restrictive Covenants.

(a)
Acknowledgements and Agreements. Executive acknowledges and agrees that trade secrets and confidential information of the Company, more fully described in Section 6(e) of this Agreement, gained by Executive during Executive’s association with the Company, have been developed by the Company through substantial expenditures of time, effort and money and constitute valuable and unique property of the Company.
(b)
Non-Competition. Through and for a period of two years after the Separation Date, Executive shall not, either directly or by assisting others, on Executive’s own behalf or on behalf of any other person or entity of any kind, perform or provide services that are the same as or substantially similar to the services that Executive conducted, performed or provided on behalf of the Company in his position as Chief Sales Officer for a Competing Business within the Restricted Area.
(c)
Non-Solicitation of Customers, Vendors or Contractors. Through and for a period of two years after the Separation Date, Executive shall not, either directly or by assisting others, on Executive’s own behalf or on behalf of any other person or entity of any kind, attempt to influence, solicit, recruit, encourage, persuade, or induce any customer, vendor, or contractor of the Company with whom Executive had Material Contact to leave the service or terminate or lessen a business relationship with the Company or for the purpose of selling any products or services for a Competing Business.

(d)
Non-Solicitation of Employees. Through and for a period of two years after the Separation Date, within the Restricted Area, Executive shall not, either directly or by assisting others, on Executive’s own behalf or on behalf of any other person or entity or any kind, solicit or attempt to solicit the Company’s employees with whom Executive had Material Contact to leave their employment with the Company, or disrupt or attempt to disrupt the relationship between the Company and any of its consultants, agents, representatives, or vendors. The provisions of this paragraph shall only apply to those persons employed by the Company at the time of the solicitation or attempted solicitation and shall not restrict the hiring of any person which occurred without any recruitment or solicitation by Executive.
(e)
Further Covenants.
(i)
Executive will keep in strict confidence, and will not, directly or indirectly, at any time, during or after the term of this Agreement, disclose, furnish, disseminate, make available or, except in the course of performing the services hereunder, use any trade secrets or confidential business and technical information of the Company or its customers or vendors, without limitation as to when or how Executive may have acquired such information. Such confidential information shall include, without limitation, the Company’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, employee evaluations and employee performance information, customer and prospective customer lists, other customer and prospective customer information and other business information. Executive specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Executive and whether compiled by the Company, and/or Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by Executive during the term of this Agreement (except in the course of performing the services hereunder) or after the term of this Agreement shall constitute a misappropriation of the Company’s trade secrets.
(ii)
Executive agrees that upon termination of Executive’s service as a consultant of the Company, for any reason, whichever occurs later, Executive shall return to the Company, in good condition, all property of the Company, including without limitation, the originals and all copies of any materials in Executive’s possession which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 6(e)(i) of this Agreement.
(iii)
The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(f)
For the purposes of this Section 6:
(i)
“Company” includes any and all direct and indirect subsidiary, parent, affiliated, or related companies of the Company for which Executive worked or had responsibility, or with respect to which Executive had access to trade secrets or confidential information, at the time of termination of Executive’s employment and at any time during the two year period prior to such termination.
(ii)
“Competing Business” means any business which manufactures, sells, markets or distributes bagels, breads, buns, English muffins, flatbreads, rolls, tortillas, snack cakes, snack bars or other bakery products as conducted by the Company as of the Transition Date.
(iii)
“Material Contact” means contact between Executive and each customer or potential customer, employee, contractor or vendor of the Company as of the Transition Date:
(A)
With whom Executive dealt on behalf of the Company;
(B)
Whose dealings with the Company were coordinated or supervised by Executive;
(C)
About whom Executive obtained confidential information in the ordinary course of business as a result of Executive’s employment with the Company; or
(D)
Who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions or earnings for Executive within two years prior to the Separation Date.
(iv)
“Restricted Area” means the United States of America (collectively and individually the states of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming, the District of Columbia, and the territories of American Samoa, Guam, the Northern Mariana Islands, Puerto Rico and the U.S. Virgin Islands).

(g)
The Company shall own, and Executive shall and hereby does assign to the Company, all intellectual property and related rights throughout the world that arise in whole or part out of, or in connection with, the services or any confidential business and technical information of the Company or its customers or vendors (“Inventions”).
(h)
Executive shall not be obligated to comply with Sections 6(e) and 6(g) above with respect to information that Executive can document (a) is or becomes part of the public domain through no act or omission of Executive; (b) was in Executive’s lawful possession prior to the disclosure and had not been obtained by Executive either directly or indirectly from the Company; (c) is lawfully disclosed to Executive by a third party without restriction on disclosure; or (d) independently developed by Executive without use of or reference to the confidential business and technical information of the Company or its customers or vendors. Upon termination or as otherwise requested by the Company, Executive will promptly return to the Company all items and copies containing or embodying confidential business and technical information of the Company or its customers or vendors.
(i)
Relief. Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of Executive’s obligations under this Agreement would be inadequate. Executive therefore agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision contained in Section 6 (c), (d), (e), (f), (h) or (i) of this Agreement, without the necessity of proof of actual damage.
(j)
Reasonableness. Executive acknowledges and agrees that Executive’s obligations under this Section 6 are reasonable in the context of the nature of the Company’s business and the competitive injuries likely to be sustained by the Company if Executive were to violate such obligations. Executive further acknowledges that this Agreement is made in consideration of, and is adequately supported by, the agreement of the Company to perform its obligations under this Agreement and by other consideration, which Executive acknowledges constitutes good, valuable and sufficient consideration. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent legally- permissible. Accordingly, if any particular provision(s) of this Agreement shall be adjudicated to be invalid or unenforceable, the court may modify or sever such provision(s), such modification or deletion to apply only with respect to the operation of such provision(s) in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of this Agreement shall remain in full force and effect.
(k)
Executive agrees to inform any potential new employer, prior to accepting employment, of the existence of the restrictive covenants contained in this Section 6.

7. General Release of Claims.

(a)
For the above-stated consideration, the receipt and sufficiency of which are hereby acknowledged, Executive, on behalf of Executive and anyone claiming through Executive, including each and all of Executive’s legal representatives, administrators, executors, heirs, successors and assigns, hereby fully, finally and forever releases, absolves and discharges the

Company, and each of the Company’s past and present affiliated companies and entities (including, but not limited to, Flowers, and all such companies’ and entities’ predecessors as well as its and their employee benefit plans and programs, insurers, subcontractors, successors and assigns, and any and all of its and their past, present and future directors, officers, employees, representatives, attorneys, trustees, administrators, fiduciaries, and agents and all persons acting by, through, under or in concert with any of them, both individually and as agents or representatives of the aforementioned companies and entities, and their successors and assigns) (the “Released Parties”), from any and all claims, charges, complaints, suits, demands, controversies, causes of action, losses, damages, costs, expenses or liabilities of any kind whatsoever, including attorneys’ fees and costs, whether known or unknown, asserted or unasserted, foreseen or unforeseen, whether brought individually, as a member or representative of a class, or derivatively on behalf of the Released Parties or shareholders of any of them, which Executive ever had, or may claim to have had, from the beginning of time until as of the moment Executive signs this Agreement, including, without limiting the generality of the foregoing, any claim arising out of or under (i) any aspect of Executive’s employment with the Company and/or Executive’s separation therefrom; and/or (ii) any federal, state, local or other governmental statute, regulation, ordinance, or common law. For purposes of this Agreement, an “affiliated” company or entity means a company or entity that controls, is controlled by, or is under common control with, the Company.
(b)
Executive understands and acknowledges that the release in Section 7(a) of this Agreement includes, without limiting the generality of the foregoing, all claims, complaints, or liabilities, whether known or unknown, which Executive ever had, or may claim to have had, as of the moment Executive signs this Agreement, arising out of: (i) Title VII of the Civil Rights Act of 1964, as amended; (ii) the Age Discrimination in Employment Act of 1967, as amended; (iii) the Fair Labor Standards Act; (iv) the Older Workers Benefit Protection Act of 1990; (v) the Employee Retirement Income Security Act of 1974, as amended; (vi) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (vii) the Labor Management Relations Act; (viii) the National Labor Relations Act; (ix) the Occupational Safety and Health Act; (x) the Sarbanes-Oxley Act of 2022; (xi) the Rehabilitation Act of 1973; (xii) Federal Executive Order 11246; (xiii) the Genetic Information Nondiscrimination Act; (xiv) the Worker Adjustment and Retraining Notification Act; (xv) the Family and Medical Leave Act; (xvi) the Americans With Disabilities Act, as amended; (xvii) the Uniformed Services Employment and Reemployment Rights Act; and/or (xviii) the laws, regulations, rules or ordinances of the State of Georgia, both decisional and statutory.
(c)
The Company and Executive further agree that the above release of claims shall not (i) release the Company from any of its obligations set forth in this Agreement, (ii) affect any vested retirement benefits Executive may have, including any benefits to which Executive is entitled under any retirement plan of the company that is intended to be qualified under Section 401(a) of the Internal Revenue Code, or (iii) release any claim or claims that cannot, as a matter of law, be released by private agreement.
(d)
By executing this Agreement, Executive represents that, as of the date Executive signs this Agreement, no claims, lawsuits, grievances, or charges have been filed by Executive or on Executive’s behalf against the Released Parties. Executive further represents that, as of the date of execution of this Agreement, Executive has no knowledge of any actions or inactions by the Company or any of the Released Parties, or by Executive with respect to Executive’s employment or relationship with the Company or any of the Released Parties, that Executive believes could possibly constitute a basis for a claimed violation of any federal, state, or local law, any common law, or any rule or regulation promulgated by an administrative body.

(e)
Release of Age Discrimination in Employment Claims. Executive understands and acknowledges that the release in this Section 7 includes a release of any claims Executive may have under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., against the Company or any of the Released Parties that may have existed on or prior to the date upon which Executive executes this Agreement. Executive understands that the ADEA is a federal statute that prohibits discrimination on the basis of age. Executive wishes to waive any and all claims under the ADEA that Executive may have against the Company or any of the Released Parties as of the date upon which Executive executes this Agreement, and hereby waives such claims. Executive understands that any claims under the ADEA that may arise after the date Executive executes this Agreement are not waived. Executive acknowledges that Executive is receiving consideration for the waiver of any and all claims under the ADEA to which Executive is not already entitled. Executive, pursuant to and in compliance with the rights afforded Executive under the Older Worker Benefit Protection Act: (i) is advised to consult with an attorney before executing this Agreement; (ii) has, at Executive’s option, 21 days to consider this Agreement; (iii) may revoke this Agreement at any time within the seven day period following Executive’s execution of this Agreement (the “Revocation Period”), as described in Section 11; (iv) is advised that this Agreement shall not become effective or enforceable until the Revocation Period has expired; and (v) is advised that Executive is not waiving claims that may arise after the date on which Executive executes this Agreement. The parties acknowledge and agree that any changes to this Agreement that may be negotiated, whether material or immaterial, will not restart the 21 day consideration period. If Executive should choose to sign the Agreement before the expiration of the 21 day consideration period, Executive does so freely, voluntarily and without coercion.
(f)
Unknown Claims. Executive covenants and agrees that the General Release in Section 7 of this Agreement includes unknown and unsuspected claims, demands and causes of action, if any, and acknowledges that Executive may hereafter discover claims or facts in addition to, or different from, those which Executive now knows or believes to exist, which if known or suspected at the time of executing this Agreement may have materially affected this Agreement. Nevertheless, Executive waives any right, claim or cause of action that might arise as a result of such additional or different claims or facts.
(g)
Future Rights or Claims. The release of claims in this Section 7 shall not affect any rights or claims of Executive which arise after the time Executive signs this Agreement.
(h)
No Knowledge of Wrongful Conduct. As of the date Executive signs this Agreement, Executive represents that Executive has no knowledge of any actions or inactions by the Company or its affiliates, their directors, officers or employees, any of the Released Parties, or by Executive with respect to Executive’s employment with the Company, that Executive believes could possibly constitute a basis for a claimed violation of any federal, state, or local law, any common law, or any rule or regulation issued by any government agency. Further, Executive represents that Executive: (i) has not made any claims or allegations to the Company or any Released Party related to sexual harassment or sexual abuse; and (ii) is not aware of any facts or circumstances that would support a claim of sexual harassment or sexual abuse against the Company or any Released Party.

8. Administrative Charges. Nothing in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission (or a charge with a comparable state or local administrative agency), the National Labor Relations Board, the

Occupational Safety and Health Administration, the Securities and Exchange Commission or

any other federal, state or local governmental agency or commission (“Government Agencies”).

Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. For purposes of clarity, nothing in this Agreement prohibits Executive from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege. Executive is waiving, however, Executive’s right to any monetary recovery or relief (including but not limited to reinstatement to employment) should the EEOC or any other agency or commission pursue any claims on Executive’s behalf. Executive further agrees that if any person, organization, or other entity should bring a claim against the Company or any of the Released Parties, involving any matter covered by the release in Section 7 of this Agreement, Executive will not accept any personal relief in any such action, including damages, attorneys’ fees, costs, and all other legal or equitable relief. For the avoidance of doubt, however, nothing herein prevents Executive from receiving any whistleblower award, including any monetary recovery under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, or any monetary award offered by the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

9. No Encouragement of Claims; No Disparagement. Executive shall not in any way encourage or assist any person or entity (including, but not limited to, any past, present, or future employee(s) of the Company and/or its affiliated companies and entities) to take or participate in any legal or administrative action against any of the Company or any of the Released Parties, except as otherwise protected by law. Neither shall Executive take any action which in any way disparages, or which could harm the reputation of and/or goodwill of, the Company and any of the Released Parties, including, but not limited to, making (directly or indirectly), or encouraging any other(s) to make, any public attack(s) against, or criticism(s) of, any of the Company or any of the Released Parties, and/or communicating with any newspaper or other news media concerning the Company or any of the Released Parties, the terms of this Agreement, or the claims settled pursuant to this Agreement.

10. Acknowledgements. By signing below, Executive represents and warrants that Executive has been offered a period of at least 21 calendar days to consider this Agreement. Executive acknowledges that if Executive signs this Agreement prior to the expiration of the 21- day period, that Executive did so voluntarily. Executive waives any right that Executive may have to additional time beyond this consideration period within which to consider this Agreement. By signing this Agreement, Executive further acknowledges and agrees that:

(a)
Executive has carefully read and understands the terms of this Agreement and that Executive is waiving legal rights;
(b)
Executive has signed this Agreement freely and voluntarily and without duress or coercion and with full knowledge of its significance and consequences and of the rights relinquished, surrendered, released and discharged hereunder;
(c)
the only consideration for signing this Agreement are the terms stated herein and no other promise, agreement or representation of any kind has been made to Executive by any person or entity whatsoever to cause Executive to sign this Agreement; and

(d)
the Company advised Executive of Executive’s right to consult with an attorney before signing this Agreement.

11. Revocation. This Agreement may be revoked by Executive within seven calendar days after the date Executive signs this Agreement, by filing a written revocation notice with Cindy Cox, Chief Human Resources Officer, Flowers Bakeries, LLC., 1919 Flowers Circle, Thomasville, GA 31757, and will not become effective or enforceable until the day immediately following the last day of the Revocation Period, if this Agreement is not revoked within such Revocation Period (the “Effective Date”).

12. Compensation Recovery Policy. Notwithstanding anything in this Agreement to the contrary, Executive acknowledges and agrees that any prior equity-based awards, annual incentive awards and/or other incentive-based compensation Executive received or may receive, are subject to the terms and conditions of the Company’s Clawback Policy, as it may be amended from time, or any other applicable recoupment, recapture, clawback, or recovery policy of the Company as adopted by the Company or its affiliates and in effect from time to time including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Company or its affiliates’ common stock may be traded) (the “Compensation Recovery Policy”). A copy of the Compensation Recovery Policy is available upon request.

13. Other Limitations. Executive agrees that during the period commencing on the date hereof and ending on December 31, 2025, neither Executive nor anyone acting on Executive’s behalf, will, directly or indirectly, (a) attempt to facilitate (i) the acquisition of securities, assets or indebtedness of Flowers or any of its affiliates, (ii) any tender offer or business combination involving Flowers, its affiliates or any of their respective assets, (iii) any recapitalization, restructuring or other extraordinary transaction with respect to Flowers or its subsidiaries, or (iv) any solicitation of proxies or consents to vote any securities of Flowers or its subsidiaries; (b) form or participate in any group with respect to Flowers’ securities or act in concert with any person in respect of Flowers’ securities; (c) otherwise act, alone or in concert with others, to seek control over the management, Board of Directors or policies of Flowers or seek a position on the Board of Directors of Flowers; or (d) enter into any discussions or arrangements with any third party regarding any of the above. Notwithstanding the foregoing, the Company hereby agrees that this provision will not apply to the following: (w) Executive’s acquisition of any security, asset, or indebtedness of Flowers pursuant to the terms of his employment, Flowers’ benefit plans or this Agreement; (x) the purchase, sale or transfer in the ordinary course by Executive or anyone acting on his behalf after the Separation Date (and not pursuant to this Agreement or Flowers’ benefit plans) of voting securities of Flowers so long as, immediately after any such purchase, sale or transfer, Executive and everyone acting on his behalf do not collectively beneficially own more than one percent of any outstanding class of voting securities or securities convertible into voting securities of Flowers; (y) the exercise by Executive or anyone acting on his behalf of any voting rights available to Executive or anyone acting on his behalf that are also available to Flowers stockholders generally pursuant to any transaction described above, provided that Executive or anyone acting on his behalf has not then either directly, indirectly, or as a member of a group, made, effected, initiated, solicited proxies on behalf of, or caused such transaction to occur or otherwise violated these provisions; and (z) participating in any class action lawsuit involving securities of Flowers or any affiliate.

14. Future Cooperation. Executive agree that Executive shall, without any additional compensation, respond to reasonable requests for information from the Company and its affiliates regarding matters that may arise in the Company’s and its affiliates’ business. Executive further agrees to fully and completely cooperate with the Company and its affiliates, their advisors and their legal counsel with respect to any litigation that is pending against the Company or its affiliates and any claim or action that may be filed against the Company or its affiliates in the future. Such cooperation shall include Executive making himself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, and providing advice to the Company and its affiliates in preparing defenses to any pending or potential future claims against the Company or its affiliates. The Company agrees to (or to cause one of its affiliates to) pay/reimburse Executive for any approved travel expenses reasonably incurred as a result of Executive’s cooperation with the Company, with any such payments/reimbursements to be made in accordance with the Company’s expense reimbursement policy as in effect from time to time.

15. Survival. Subject to any limits on applicability contained therein, Sections 6 through 21 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect under any applicable law, such invalidity or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced as if such invalid or unenforceable provision had never been contained herein.

17. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

18. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

19. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company’s assets, provided such transferee or successor assumes the liabilities of the Company hereunder.

20. Choice of Law; Venue. This Agreement shall be governed by and enforced in accordance with the laws of the State of Georgia, United States of America, without regard to conflict of law principles. The parties agree that this Agreement may be enforced exclusively in any court of competent jurisdiction in the State of Georgia and the parties hereby subject themselves to the jurisdiction of such courts in any such enforcement action.

21. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Flowers Bakeries, LLC

By:	/s/ Cindy Cox
Name: Cindy Cox
Title: CHRO

/s/	D. Keith Wheeler
D. Keith Wheeler

[Signature Page to Transition and Consulting Agreement]